UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

QIWI plc

(Exact name of registrant as specified in its charter)

Cyprus	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12-14 Kennedy Ave.

Kennedy Business Centre, 2nd Floor, Office 203

1087 Nicosia Cyprus

Telephone: +357-22-653390

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing one class B ordinary shares	The NASDAQ Stock Market LLC
Class B Ordinary shares, par value €0.0005 per share *	The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-187579 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application to be made for listing, not for trading, but only in connection with the registration of American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of share capital” and “Description of American depositary shares” in the Registrant’s registration statement on Form F-1 (File No. 333-187579), originally filed with the Securities and Exchange Commission on March 27, 2013, as amended from time to time, including in any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because the securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered and are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QIWI plc

By:	/s/ Sergey Solonin
Name:	Sergey Solonin
Title:	Director and Chief Executive Officer

Dated: April 26, 2013

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